UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 14, 2014

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Folsom Street

San Francisco, CA 94107

(Address of principal executive offices, including zip code)

(415) 247-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2014, Riverbed Technology, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project Homestake Holdings, LLC (“Newco”) and Project Homestake Merger Sub Corp., a wholly owned subsidiary of Newco (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Newco. Newco and Merger Sub were formed by an affiliate of private equity investment firm Thoma Bravo (“Thoma Bravo”). Capitalized terms not otherwise defined have the meaning set forth in the Merger Agreement.

At the Effective Time of the Merger, each share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than Owned Shares or Dissenting Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $21.00, without interest thereon (the “Per Share Price”). Company Options and Restricted Stock Units generally will be cancelled and converted into the right to receive the Per Share Price, less, in the case of Company Options the exercise price per share.

Newco and Merger Sub have secured committed financing, consisting of a combination of equity to be provided by investment funds affiliated with Thoma Bravo, Teachers’ Private Capital, the private investor department of Ontario Teachers’ Pension Plan (“OTTP”), and certain other institutional equity co-investors, and debt financing from Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and certain of its affiliates, and Barclays Bank PLC, the aggregate proceeds of which will be sufficient for Newco and Merger Sub to pay the aggregate merger consideration and all related fees and expenses. Newco and Merger Sub have committed to use their reasonable best efforts to obtain the debt financing on the terms and conditions described in the debt commitment letter entered into as of December 12, 2014. The transaction is not subject to a financing condition.

Consummation of the Merger is subject to customary closing conditions, including, without limitation, the absence of certain legal impediments, the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, antitrust regulatory approval in Germany and Taiwan, review and clearance by the Committee on Foreign Investment in the United States, and approval by the Company’s stockholders.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the Effective Time. The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals, with customary exceptions for Superior Proposals.

The Merger Agreement contains certain termination rights for the Company and Newco. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Newco a termination fee of $126 million. If the Merger Agreement is terminated in connection with the Company accepting a Superior Proposal or due to the Company Board’s change or withdrawal of its recommendation of the Merger, then the termination fee will become payable by the Company to Newco. This termination fee will also be payable if the Merger Agreement is terminated because the Company’s stockholders did not vote to adopt the Merger Agreement and prior to such termination, a proposal to acquire at least 50% of the Company’s stock or assets is publicly announced and the Company enters into an agreement for, or completes, a transaction contemplated by such proposal within one year of termination. In addition, the Company will be required to reimburse Newco for up to $4 million of its expenses associated with the transaction if the Merger Agreement is terminated because the Company’s stockholders do not vote to adopt the Merger Agreement or if the Company breaches its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met.

Upon termination of the Merger Agreement under other specified circumstances, Newco will be required to pay the Company a termination fee of $252 million. The termination fee by Newco will become payable if Newco fails to consummate the Merger after certain conditions are met, if Newco breaches its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met, or if either party terminates because of the termination date described below, and at the time of such termination, the Company was otherwise entitled to terminate the Agreement for either of the above reasons. Thoma Bravo and OTPP have each provided the Company with a limited guaranty in favor of the Company (the “Limited Guarantees”). In the aggregate, the Limited Guarantees guarantee the payment of the termination fee payable by Newco and certain reimbursement obligations that may be owed by Newco to the Company pursuant to the Merger Agreement. The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement, provided that the Company may only cause Newco to close the transaction if certain conditions are satisfied, including the funding or availability of the debt financing.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Newco may terminate the Merger Agreement if the Merger is not consummated by June 12, 2015.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement contains representations and warranties by each of Newco, Merger Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Agreement.

On December 15, 2014, the Company issued a press release announcing the entry into the Merger Agreement. The text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders

On December 14, 2014, the Board of Directors of the Company approved an Amendment No. 3 (the “Amendment No. 3”) to the Preferred Shares Rights Agreement by and between the Company and Computershare Trust Company, N.A. as Rights Agent, dated November 11, 2013 (as amended, modified and supplemented from time to time, the “Rights Agreement”). Amendment No. 3 prevents the approval, execution, delivery or performance of the Merger Agreement or the Voting Agreements, or the consummation prior to the termination of the Merger Agreement of the Merger or any of the other transactions contemplated by the Merger Agreement or Voting Agreements in accordance with their respective terms, from, among other things (i) causing or permitting the Rights (as defined by the Rights Agreement) to be exercised or exchanged, and (ii) causing Newco, Merger Sub or their respective affiliates to be deemed an Acquiring Person (as defined by the Rights Agreement) for any purpose under the Rights Agreement.

The foregoing description of Amendment No. 3 is only a summary, does not purport to be complete and is qualified in its entirety by reference to Amendment No. 3, a copy of which is attached as Exhibit 4.4 and is incorporated herein by reference. The Rights Agreement, Amendment No. 1 to the Rights Agreement and Amendment No. 2 to the Rights Agreement, copies of which were previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 12, 2013, Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on February 14, 2014, and Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on November 7, 2014, respectively, are also incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws

On December 14, 2014, the Board of Directors of the Company approved an amendment to the Amended and Restated Bylaws of the Company (the “Bylaw Amendment”), which became effective immediately. The Bylaw Amendment added a new Article IX that (i) designates the state and federal courts located within the state of Delaware as the sole and exclusive forum for certain legal action, unless the Company consents in writing to the selection of an alternative forum, and (ii) unless waived by the Company, shifts legal fees incurred by the Company and its directors, among others, to stockholder plaintiffs, in certain situations, if plaintiffs choose to file actions in a forum other than the state and federal courts located within the state of Delaware. The foregoing description of the Bylaw Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Bylaw Amendment, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 14, 2014, by and among Project Homestake Holdings, LLC, Project Homestake Merger Corp., and Riverbed Technology, Inc.

3.1	Amendment to the Amended and Restated Bylaws of the Company.

4.1	Preferred Shares Rights Agreement, dated as of November 11, 2013, as amended, by and between Riverbed Technology, Inc. and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 12, 2013).

4.2	Amendment No. 1 to Preferred Shares Rights Agreement, dated as of November 27, 2013, by and between Riverbed Technology, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on February 14, 2014).

4.3	Amendment No. 2 to Preferred Shares Rights Agreement, dated as of November 6, 2014, by and between Riverbed Technology, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 7, 2014).

4.4	Amendment No. 3 to Preferred Shares Rights Agreement by and between Riverbed Technology, Inc. and Computershare Trust Company, N.A. as Rights Agent, dated December 15, 2014.

99.1	Press Release of Riverbed Technology, Inc. dated December 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

By:	/s/ Brett Nissenberg
Brett Nissenberg
General Counsel and Senior Vice President

Date: December 15, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 14, 2014, by and among Project Homestake Holdings, LLC, Project Homestake Merger Corp., and Riverbed Technology, Inc.

3.1	Amendment to the Amended and Restated Bylaws of the Company

4.1	Preferred Shares Rights Agreement, dated as of November 11, 2013, as amended, by and between Riverbed Technology, Inc. and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 12, 2013).

4.2	Amendment No. 1 to Preferred Shares Rights Agreement, dated as of November 27, 2013, by and between Riverbed Technology, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on February 14, 2014).

4.3	Amendment No. 2 to Preferred Shares Rights Agreement, dated as of November 6, 2014, by and between Riverbed Technology, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 7, 2014).

4.4	Amendment No. 3 to Preferred Shares Rights Agreement by and between Riverbed Technology, Inc. and Computershare Trust Company, N.A. as Rights Agent, dated December 15, 2014.

99.1	Press Release of Riverbed Technology, Inc. dated December 15, 2014.